        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------


                            DELL COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        74-2487834
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)



                                  ONE DELL WAY
                          ROUND ROCK, TEXAS 78682-2244
          (Address of principal executive offices, including zip code)


                              --------------------


                            DELL COMPUTER CORPORATION
                       1998 BROAD-BASED STOCK OPTION PLAN



                            (Full title of the plans)


                                                                 Copy to:

               THOMAS B. GREEN                             THOMAS H. WELCH, JR.
SENIOR VICE PRESIDENT, LAW AND ADMINISTRATION           GENERAL CORPORATE COUNSEL
          DELL COMPUTER CORPORATION                     DELL COMPUTER CORPORATION
                ONE DELL WAY                                   ONE DELL WAY
        ROUND ROCK, TEXAS  78682-2244                  ROUND ROCK, TEXAS 78602-2244
         (Name and address of agent for service)

                                 (512) 338-4400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
Title of securities      Amount to be           Proposed maximum                 Proposed maximum            Amount of
 to be registered         registered        offering price per share (1)    aggregate offering price    registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock          7,000,000 shares (2)         $58.9688                       $412,781,250              $114,754
=========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the Nasdaq Stock Market for the Common Stock on October 23, 1998.

(2) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Dell Computer Corporation 1998 Broad-Based Stock Option Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Dell Computer Corporation (Exchange Act Registration No. 0-17017), a Delaware corporation (the "Company"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended February 1, 1998;

         (b) Quarterly Reports on Form 10-Q for the quarters ended May 3, 1998 and August 2, 1998;

         (c) Current Report on Form 8-K filed with the Commission on April 28, 1998.

         (d) The description of the Common Stock contained in the Registration Statement on Form 8-A dated June 20, 1988, including any amendment or report filed to update such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

     The consolidated financial statements included in the Company's Annual Reports on Form 10-K incorporated herein by reference have been audited by PricewaterhouseCoopers LLP independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 4.       DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Ninth of the Certificate of Incorporation of the Company provides that the Company must indemnify its officers and directors and may indemnify certain other persons to the extent allowed by the Delaware General Corporation Law (the "DGCL"). Pursuant to Section 145 of the DGCL, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers.

         The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified by the Certificate of Incorporation and Section 145 of the DGCL.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:


           4.1  -   Certificate of Incorporation, dated October 21, 1987 and
                    filed October 22, 1987 (incorporated by reference to Exhibit
                    3.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1995, Commission File No.
                    0-17017)

           4.2  -   Certificate of Amendment to the Certificate of
                    Incorporation, dated May 6, 1988 and filed May 9, 1988
                    (incorporated by reference to Exhibit 3.2 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    July 30, 1995, Commission File No. 0-17017)

           4.3  -   Certificate of Amendment to the Certificate of
                    Incorporation, dated June 19, 1991 and filed June 21, 1991
                    (incorporated by reference to Exhibit 3.3 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    July 30, 1995, Commission File No. 0-17017)

           4.4  -   Certificate of Amendment to the Certificate of
                    Incorporation, dated June 19, 1992 and filed July 10, 1992
                    (incorporated by reference to Exhibit 3.4 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    July 30, 1995, Commission File No. 0-17017)

           4.5  -   Certificate of Correction Filed to Correct Certain Errors
                    in the Certificate of Amendment of Certificate of Incorporation Filed in the Office of the Secretary of State of Delaware on May 9, 1988, and in the Certificate of Amendment of Certificate of Incorporation Filed in the Office of the Secretary of State of Delaware on July 10,
                    1992, dated April 27, 1994 and filed May 5, 1994
                    (incorporated by reference to Exhibit 3.6 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    July 30, 1995, Commission File No. 0-17017)

           4.6  -   Certificate of Amendment to Certificate of Incorporation,
                    dated July 31, 1995 and filed August 3, 1995 (incorporated by reference to Exhibit 3.7 to the Company's Quarterly
                    Report on Form 10-Q for the fiscal quarter ended July 30, 1995, Commission File No. 0-17017)

           4.7  -   Certificate of Amendment to Certificate of Incorporation,
                    dated and filed July 18, 1997 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 1997, Commission File No.
                    0-17017)

           4.8  -   Certificate of Amendment to Certificate of Incorporation,
                    dated and filed August 12, 1998 (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 12, 1998, Commission
                    File No. 0-17017)

           4.9  -   Restated Bylaws,  as adopted on November 29, 1995
                    (incorporated by reference to Exhibit 3.3 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    October 29, 1995, Commission File No. 0-17017)

          4.10  -   Rights Agreement,  dated as of November 29, 1995
                    (incorporated by reference to Exhibit 4 to the Company's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    October 29, 1995, Commission File No. 0-17017)

           5.1  -   Opinion of Thomas H. Welch, Jr., General Corporate Counsel

          23.1  -   Consent of PricewaterhouseCoopers LLP

          23.2  -   Consent of legal counsel (included in Exhibit 5.1)

          24.1  -   Power of Attorney (set forth on signature page)

          99.1  -   Dell Computer Corporation 1998 Broad-Based Stock Option
                    Plan



                                  UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, State of Texas, on the 30th day of October, 1998.

                               Dell Computer Corporation

                               By: /s/ MICHAEL S. DELL
                                  -----------------------------------------
                                       Michael S. Dell
                                       Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated. Each person whose signature appears below hereby authorizes and appoints each of Michael S. Dell and Thomas B. Green as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

                Signature                                        Title                           Date
                ---------                                        -----                           ----

         /s/      MICHAEL S. DELL                   Chairman of the Board and             October 30, 1998
         -----------------------------------        Chief Executive Officer
                  Michael S. Dell                   (Principal Executive Officer)


         /s/      DONALD J. CARTY                   Director                              October 30, 1998
         -----------------------------------
                  Donald J. Carty

         /s/      PAUL O. HIRSCHBIEL, JR.           Director                              October 30, 1998
         -----------------------------------
                  Paul O. Hirschbiel, Jr.

         /s/      MICHAEL H. JORDAN                 Director                              October 30, 1998
         -----------------------------------
                  Michael H. Jordan

         /s/      THOMAS W. LUCE III                Director                              October 30, 1998
         -----------------------------------
                  Thomas W. Luce III

         /s/      KLAUS S. LUFT                     Director                              October 30, 1998
         -----------------------------------
                  Klaus S. Luft

         /s/      CLAUDINE B. MALONE                Director                              October 30, 1998
         -----------------------------------
                  Claudine B. Malone

         /s/      ALEX J. MANDL                     Director                              October 30, 1998
         -----------------------------------
                  Alex J. Mandl

         /s/      MICHAEL A. MILES                  Director                              October 30, 1998
         -----------------------------------
                  Michael A. Miles

         /s/      THOMAS J. MEREDITH                Senior Vice President and             October 30, 1998
         -----------------------------------        Chief Financial Officer
                  Thomas J. Meredith                (Principal Financial Officer)


         /s/      JAMES M. SCHNEIDER                Senior Vice President - Finance       October 30, 1998
         -----------------------------------        and Chief Accounting Officer
                  James M. Schneider                (Principal Accounting Officer)


                                  EXHIBIT INDEX



         Exhibit                                                                             Sequentially
          Number                             Description                                     Numbered Page
         -------                             -----------                                     -------------
           4.1    -   Certificate of Incorporation, dated October 21, 1987 and
                      filed October 22, 1987 (incorporated by reference to Exhibit
                      3.1 to the Company's Quarterly Report on Form 10-Q for the
                      fiscal quarter ended July 30, 1995, Commission File No.
                      0-17017)

           4.2    -   Certificate of Amendment to the Certificate of
                      Incorporation, dated May 6, 1988 and filed May 9, 1988
                      (incorporated by reference to Exhibit 3.2 to the Company's
                      Quarterly Report on Form 10-Q for the fiscal quarter ended
                      July 30, 1995, Commission File No. 0-17017)

           4.3    -   Certificate of Amendment to the Certificate of
                      Incorporation, dated June 19, 1991 and filed June 21, 1991
                      (incorporated by reference to Exhibit 3.3 to the Company's
                      Quarterly Report on Form 10-Q for the fiscal quarter ended
                      July 30, 1995, Commission File No. 0-17017)

           4.4    -   Certificate of Amendment to the Certificate of
                      Incorporation, dated June 19, 1992 and filed July 10, 1992
                      (incorporated by reference to Exhibit 3.4 to the Company's
                      Quarterly Report on Form 10-Q for the fiscal quarter ended
                      July 30, 1995, Commission File No. 0-17017)

           4.5    -   Certificate of Correction Filed to Correct Certain Errors
                      in the Certificate of Amendment of Certificate of
                      Incorporation Filed in the Office of the Secretary of State
                      of Delaware on May 9, 1988, and in the Certificate of
                      Amendment of Certificate of Incorporation Filed in the
                      Office of the Secretary of State of Delaware on July 10,
                      1992, dated April 27, 1994 and filed May 5, 1994
                      (incorporated by reference to Exhibit 3.6 to the Company's
                      Quarterly Report on Form 10-Q for the fiscal quarter ended
                      July 30, 1995, Commission File No. 0-17017)

           4.6    -   Certificate of Amendment to Certificate of Incorporation,
                      dated July 31, 1995 and filed August 3, 1995 (incorporated by reference to Exhibit 3.7 to the Company's Quarterly
                      Report on Form 10-Q for the fiscal quarter ended July 30,
                      1995, Commission File No. 0-17017)

           4.7    -   Certificate of Amendment to Certificate of Incorporation,
                      dated and filed July 18, 1997 (incorporated by reference to
                      Exhibit 3 to the Company's Quarterly Report on Form 10-Q for
                      the fiscal quarter ended August 3, 1997, Commission File No.
                      0-17017)

           4.8    -   Certificate of Amendment to Certificate of Incorporation,
                      dated and filed August 12, 1998 (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on Form 10-Q
                      for the fiscal quarter ended August 12, 1998, Commission
                      File No. 0-17017)

           4.9    -   Restated Bylaws,  as adopted on November 29, 1995
                      (incorporated by reference to Exhibit 3.3 to the Company's
                      Quarterly Report on Form 10-Q for the fiscal quarter ended
                      October 29, 1995, Commission File No. 0-17017)

          4.10    -   Rights Agreement,  dated as of November 29, 1995
                      (incorporated by reference to Exhibit 4 to the Company's
                      Quarterly Report on Form 10-Q for the fiscal quarter ended
                      October 29, 1995, Commission File No. 0-17017)

           5.1    -   Opinion of Thomas H. Welch, Jr., General Corporate Counsel

          23.1    -   Consent of PricewaterhouseCoopers LLP

          23.2    -   Consent of legal counsel (included in Exhibit 5.1)

          24.1    -   Power of Attorney (set forth on signature page)

          99.1    -   Dell Computer Corporation 1998 Broad-Based Stock Option
                      Plan
